Exhibit 10.16
FORM OF DIRECTOR RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (this “Agreement”) is made as of October ___, 2005 (the “Date of Grant”), between Complete Production Services, Inc., a Delaware corporation (the “Company”), and ___ (“Director”).
     1. Award. Pursuant to the Integrated Production Services, Inc. 2001 Stock Incentive Plan (the “Plan”), as of the Date of Grant, 2,145 shares (the “Restricted Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”), shall be issued as hereinafter provided in Director’s name, subject to certain restrictions thereon. Director acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms under the Plan, unless the context requires otherwise.
     2. Restricted Shares. Director hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
     (a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as defined below). In the event of termination of Director’s service on the Board of Directors of the Company (the “Board”) for any reason, Director shall, for no consideration, forfeit to the Company the Restricted Shares that are then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of service on the Board are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
     (b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse with respect to all of the Restricted Shares on the first anniversary of the Date of Grant.
     (c) Transfer Restrictions. Sixty-five percent (65%) of the Restricted Shares (rounded up to the next whole share) issued to Director pursuant to this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of until after Director’s termination of service on the Board. The prohibition against transfer is herein referred to as the “Transfer Restriction.” The Transfer Restriction shall be binding upon and enforceable against any transferee of the Restricted Shares.
     (d) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Director’s name, pursuant to which Director shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of Common Stock shall be subject to the Forfeiture Restrictions). The certificate shall bear the following legend:
The shares evidenced by this certificate have been issued pursuant to an agreement made as of October ___, 2005, a copy of which is attached hereto and incorporated herein, between the Company and the registered holder of the shares. The shares are subject to forfeiture to the Company under certain circumstances described in such agreement. The sale, assignment, pledge or other transfer of the shares evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.
The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping (the “Depository”) until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. On the Date of Grant, Director shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause new certificates to be issued in the name of Director for the Restricted Shares issued to, without the second sentence in the legend above as to all of such Restricted Shares and without the third sentence in the legend above as to thirty-five percent (35%) of the Restricted Shares (rounded down to the next whole share), in exchange for the certificate evidencing the Forfeiture Restrictions. Upon the lapse of the Transfer Restriction, the Company shall cause a new certificate to be issued for the certificate representing sixty-five percent (65%) of the Restricted Shares (rounded up to the next whole share) without the legend above (except for any legend required pursuant to applicable securities laws, the Stockholders Agreement (as defined below) or any other agreement to which Director is a party) in the name of Director in exchange for the certificate evidencing the Transfer Restriction.
     (e) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
     (f) Stockholders Agreement. The Restricted Shares shall be subject to the terms of that certain Amended and Restated Stockholders Agreement dated as of September 12, 2005 among the Company and certain of its stockholders, as the same may be amended or restated from time to time (the “Stockholders Agreement”), both before and after the Forfeiture Restrictions lapse with respect to such shares. Director agrees that Director and Director’s spouse, if any, will, upon request of the Company, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement.

     (g) Accredited Status. If the Company and any of its stockholders or their representatives enter into any negotiation or transaction (whether before or after the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares) for which Rule 506 under the Securities Act of 1933, as amended (the “Securities Act”), (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), and if Director is not then an accredited investor (as defined in Rule 501 under the Securities Act (but without regard to Rule 501(a)(iv)), Director agrees that Director and Director’s spouse will, at the request and election of the Company either (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any securities that Director would otherwise receive in an amount equal to the fair market value of such securities as determined by the unanimous resolution of all of the members of the Board. The determination of fair market value by the Board shall be final and binding on all parties.
     (h) Lock-up Provision. For so long as Director serves on the Board of Directors or as an executive officer of the Company, Director hereby agrees that in the event of any underwritten public offering of Common Stock, including an initial public offering of Common Stock, made by the Company pursuant to an effective registration statement filed under the Securities Act (whether before or after the lapse of the Forfeiture Restrictions with respect to the Restricted Shares), Director shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Common Stock or any rights to acquire Common Stock for such period of time from and after the effective date of such registration statement as may be established by the underwriter(s) for such public offering (the “Lock-Up Period”); provided, however, that such period of time shall not exceed 180 days from the effective date of the registration statement to be filed in connection with such public offering; provided further, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) of such underwritten public offering waive, in writing, such extension. Furthermore, Director hereby agrees to enter into a lock-up agreement with the underwriter(s) of any such underwritten public offering if requested by such underwriter(s); provided, however, that the terms of such lock-up agreement must be substantially the same as those executed by the Company’s officers and directors and other stockholders in connection with such underwritten public offering and the period of time covered by such lock-up agreement shall not exceed that set forth in this Section 2(h). The limitations contained in this Section 2(h) shall not apply to any shares registered in such public offering under the Securities Act. Director shall be subject to this Section 2(h) provided and only if the officers and directors of the Company generally are subject to similar arrangements.
     (i) The Restricted Shares have been duly authorized, validly issued, fully paid and non-assessable with no liability attaching to the ownership thereof, subject only to the Forfeiture Restrictions.

     3. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to Director for federal, state or local tax purposes, Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if permitted by the Committee in its sole discretion, shares of Common Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if Director fails to do so, the Company is authorized to withhold from any cash or stock remuneration (including withholding any Restricted Shares distributable to Director under this Agreement) then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income or wages.
     4. Status of Restricted Shares. Director understands that at the time of the execution of this Agreement the sale of the Restricted Shares has not been registered under the Securities Act or any state securities law and that the Company does not currently intend to effect any such registration.
     Director agrees that the Restricted Shares are being acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of (i) an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or (ii) if requested by the Company, the delivery by Director to the Company of a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws is available. Director also agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.
     In addition, Director agrees that (i) the certificates representing the Restricted Shares may bear such additional legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement, the Stockholders Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Forfeiture Restrictions, the Stockholders Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
     5. Service Relationship. For purposes of this Agreement, Director shall be considered to be in service on the Board as long as Director remains a Director of the Company, or any successor thereto. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final and binding on all parties.
     6. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if hand delivered to Director at Director’s principal place of employment or if sent by registered or certified mail to Director at the last address Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     7. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director. The provisions of Sections 2(f), 2(g), 2(h) and 4 shall survive the lapse of the Forfeiture Restrictions without forfeiture.
     8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.
     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
[Signature page follows.]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Director has executed this Agreement, all as of the date first above written.

COMPLETE PRODUCTION SERVICES, INC.

By:

Name:

Title:

[Name]

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